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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of William M. Barrett and Gary W. LaChey, or any one of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-1 or Form S-4 with respect to the 11% Senior Secured Notes due 2010 or the 13% Senior Subordinated Notes due 2013, as applicable (the "Registration Statement") of Neenah Foundry Company (the "Company"), Advanced Cast Products, Inc., Dalton Corporation, Dalton Corporation, Warsaw Manufacturing Facility, Dalton Corporation, Stryker Machining Facility Co., Dalton Corporation, Ashland Manufacturing Facility, Dalton Corporation, Kendallville Manufacturing Facility, Deeter Foundry, Inc., Gregg Industries, Inc., Mercer Forge Corporation, A&M Specialties, Inc., Neenah Transport, Inc., Cast Alloys, Inc., Belcher Corporation and Peerless Corporation (collectively, the "Guarantors"), under the Securities Act of 1933, as amended (the "Securities Act"), including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of each of the Company and the Guarantors or on behalf of the undersigned as a director or officer of each of the Company and the Guarantors, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS HEREOF, the undersigned has signed these presents this 4th day of December, 2003.



                                                       /s/ Gary W. LaChey
                                                       -------------------------
                                                       Gary W. LaChey